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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Stockholders
Parker & Parsley Petroleum Company

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.

                                                 KPMG PEAT MARWICK LLP

Midland, Texas
June 12, 1997